10.30. Indemnification Agreement between the Registrant and certain executives and directors.
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                            INDEMNIFICATION AGREEMENT


          INDEMNIFICATION AGREEMENT, dated as of March 3, 1997 (this "Agreement"), by and between Guess ?, Inc., a Delaware corporation (the "Company"), and Aldo Papone ("Indemnitee").


                              W I T N E S S E T H:

          WHEREAS, the Company desires to attract and retain the services of able persons to serve as officers and directors of the Company and to indemnify certain of its officers, and its directors, except as otherwise provided in
Section 3 of this Agreement, to the fullest extent of the law;

          WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining officers' and directors' liability insurance, the significant increase in the cost of such insurance and the general reduction in the coverage of such insurance;

          WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time that liability insurance has been severely limited; and

          WHEREAS, neither Indemnitee nor the Company regards statutory indemnification protection as adequate given the present circumstances;

          NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

     1. (a) Third-Party Proceedings. The Company shall indemnify Indemnitee to the full extent of Delaware law, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed suit, action, proceeding, arbitration or alternative dispute resolution mechanism, investigation, administrative hearing, whether civil, criminal, administrative or investigative (any such suit, action, proceeding, arbitration or alternative dispute resolution mechanism, investigation, administrative hearing being referred to herein as a "Proceeding") (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director of the Company or any subsidiary of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another Person (as defined in Section 6(d)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner


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


Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee to the full extent of Delaware law, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director of the Company or any subsidiary of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another Person, against expenses (including attorneys' fees) and, to the fullest extent permitted by Delaware law, amounts paid in settlement (if such settlement is approved by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company and its stockholders in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or proceeding shall have been brought or is pending, shall determine that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

          (c) Selection of Counsel. In the event the Company shall be obligated under Section 1(a) or (b) hereof to pay the expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (who shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided, that, (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company,
(B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and shall have notified the Company in writing thereof, (C) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and other indemnitees of the Company being represented by counsel retained by the Company in the same proceeding and shall have notified the Company in writing thereof or (D) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.


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


     2. Contribution. If, when Indemnitee has met the applicable standard of conduct, the indemnification provisions set forth in Section 1 should, under applicable law, be to any extent unenforceable, then the Company agrees that it shall be treated as though it is or was a party to the threatened, pending or completed Proceeding in which Indemnitee is or was involved and that the Company shall contribute to the amounts paid or payable by Indemnitee as a result of such expenses (including attorneys' fees), judgments in third-party Proceedings, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, as well as any other relevant equitable considerations.

          For purposes of this Section 2, the relative benefit to the Company shall be deemed to be the benefits accruing to it and to all of its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one entity, and the relative benefit to Indemnitee shall be deemed to be an amount not greater than Indemnitee's yearly base salary or director's compensation, as the case may be, from the Company during the first year in which the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated Proceeding was alleged to have occurred plus the amount, if any, of monetary benefit and other consideration received by Indemnitee in the transaction(s) that gave rise to such Proceeding. The relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one entity, and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated Proceeding, and Indemnitee's relative fault in light of such factors on the other hand.

     3. Limitations to Rights of Indemnification and Advancement of Expenses. Except as otherwise provided in Sections 9 and 12 of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement:

          (a) with respect to any Proceeding initiated, brought or made by Indemnitee (i) against the Company, unless a Change in Control (as defined in Section 5(b) of this Agreement) shall have occurred, or (ii) against any person other than the Company, unless approved in advance by the board of directors of the Company (the "Board");

          (b) on account of any suit in which it shall be determined by final judgment by a court having jurisdiction in the matter that Indemnitee intentionally caused or intentionally contributed to the injury complained of with the knowledge that such injury would occur;

          (c) on account of Indemnitee's conduct which shall be determined by final judgment by a court having jurisdiction in the matter that Indemnitee was knowingly fraudulent, deliberately dishonest, engaged in willful misconduct or that Indemnitee received an improper personal benefit;

          (d) for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent that a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

          (e) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company;

          (f) for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor statute; or

          (g) if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.

     4. Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

          (b) Upon written request by Indemnitee for indemnification, a determination with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

               (i) if a Change in Control (as defined in Section 5(b) of this Agreement) shall have occurred, by Independent Counsel (as defined in
     Section 5(a) of this Agreement) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the Stockholders, in which case the determination shall be made in the manner provided below in clause
     (ii)); or

               (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of disinterested directors,
     (B) if a quorum of the Board consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Company.

          (c) If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (d) If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 5(a) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 4 hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 4(d), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 4 hereof. The Company shall pay any and all reasonable fees and expenses incident to the procedures of this Section 4, including reasonable fees and expenses incurred by such Independent Counsel regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     5. (a) "Independent Counsel" means a law firm or a member of a law firm that neither at the time in question, nor in the five years immediately preceding such time has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          (b) "Change in Control" means the occurrence of any of the following events:

               (i) the Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

               (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity in which, after giving effect to such sale or transfer, the holders of voting stock of the Company immediately prior to such sale or transfer hold in the aggregate less than a majority of the combined voting power of the then-outstanding securities of such other corporation;

               (iii) there is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any person or entity, other than any shareholder of the Company (and its affiliates) owning 10% or more of the Company's voting stock on the date hereof, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company's voting stock; or

               (iv) if during any period of two consecutive years individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (iv) each director of the Company who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least majority of the directors of the Company (or a committee of the Board) then still in office who were directors of the Company at the beginning of any such period shall be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the provisions of clause (iii) above, unless otherwise determined in the specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred solely because the Company, any subsidiary or any employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-l or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock of the Company, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.


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


     6. Presumptions and Effect of Certain Proceedings. (a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4 of this Agreement, and the Company shall bear the burden of proof to rebut that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

          (b) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (c) Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

          (d) For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was based on (i) the records or books of account of the Company or another Person, including financial statements, (ii) information supplied to him by the officers of the Company or another Person in the course of their duties, (iii) the advice of legal counsel for the Company or another Person, or (iv) information or records given or reports made to the Company or another Person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another Person. The term "another Person" as used in this Agreement shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent. The provisions of this Section 6(d) shall not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 1.

     7. Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in
Section 1 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 7, the term "successful on the merits or otherwise" shall include, but not be limited to,
(i) any termination, withdrawal or dismissal (with or without prejudice)


                                       7
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of any Proceeding against Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 180 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise of payment or payment made to induce a settlement or
(iii) the settlement of any Proceeding under Section 1, pursuant to which Indemnitee pays less than $25,000.

     8. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding specified in
Section 1, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. The party or parties making the determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement for which Indemnitee is entitled to indemnification under this Agreement.

     9. Costs. All the costs of making the determination required by Section 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by Indemnitee to obtain court-ordered indemnification pursuant to Section 12, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any Proceedings challenging payments to Indemnitee under this Agreement.

     10. Advance of Expenses. The Company shall advance all expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty
(20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such expenses, which undertaking shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment, and without the pledging of any security by Indemnitee. Notwithstanding Indemnitee's above-described rights to advancement of expenses, no advance of expenses shall be made in the circumstances proscribed by Section 3(a). Notwithstanding any other provision of this Agreement, if Indemnitee requests an adjudication or an award in arbitration pursuant to the provisions of Section 12 below in order to establish an entitlement to indemnification or advancement of expenses, any determination made pursuant to Section 4 of this Agreement that Indemnitee is not entitled to indemnification or to receive advancement of expenses shall not be binding and Indemnitee shall not be required to reimburse the Company for any expense advance unless and until a final judicial determination or award in arbitration is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed.


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


     11. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     12. Enforcement. (a) If a claim for indemnification or advancement of expenses made to the Company pursuant to Section 3 or 10 is not timely paid in full to Indemnitee by the Company as required by Section 3 or 10, respectively, Indemnitee shall be entitled to seek judicial enforcement of the Company's obligations to make such payment in an appropriate court of the state of Delaware or any other court of competent jurisdiction. In the event that a determination is made that Indemnitee is not entitled to indemnification or advancement of expenses hereunder, (i) Indemnitee may seek a de novo adjudication of Indemnitee's entitlement to such indemnification or advancement either, at Indemnitee's sole option, in (A) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (B) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (ii) any such judicial proceeding or arbitration shall not in any way be prejudiced by, and Indemnitee shall not be prejudiced in any way by such adverse determination; and (iii) in any such judicial proceeding or arbitration the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement. Indemnitee shall commence a proceeding seeking an adjudication of Indemnitee's right to indemnification or advancement of expenses pursuant to the preceding sentence within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee's rights under Section 7 hereof.

          (b) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of Section 12(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          (c) In any action brought under this Section 12, it shall be a defense to a claim for indemnification (other than an action brought to enforce a claim for advancement of expenses) that Indemnitee has not met the standards of conduct which make it permissible under Delaware law for the Company to indemnify Indemnitee for the amount claimed. The burden of proving such defense shall be on the Company.

          (d) It is the intent of the Company that Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding designed (or having the effect of being designed) to deny, or to recover from, Indemnitee the benefits intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, but subject to Indemnitee having acted in good faith, the Company shall pay and be solely responsible for any and all costs, charges and expenses, including attorneys' and others' fees and expenses, incurred by Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision thereof or (ii) as a result of the Company's or any person's contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

     13. Liability Insurance and Funding. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. If, at the time of the receipt of a notice of a claim pursuant to Section 4 hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The Company shall have no obligation to obtain or maintain such insurance.

     14. Merger or Consolidation. In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company shall require as a condition thereto, (a) if it shall not be the surviving, resulting or other corporation therein, the surviving, resulting or acquiring corporation to agree to indemnify Indemnitee to the full extent provided herein, and (b) whether or not the Company is the surviving, resulting or acquiring corporation therein, Indemnitee shall also stand in the same position under this Agreement with respect to the surviving, resulting or acquiring corporation as Indemnitee would have with respect to the Company if the Company's separate existence had continued.

     15. Nondisclosure of Payments. Except as expressly required by federal securities laws or other applicable laws, Indemnitee shall not disclose any payments made under this Agreement, whether indemnification or advancement of expenses, unless prior written approval of the Company is obtained. Any payments to Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Company proxy or information statements relating to special and/or annual meetings of the Company's stockholders, and the Company shall afford Indemnitee the reasonable


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


opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

     16. Nonexclusivity and Severability; Subrogation. (a) The right to indemnification and advancement of expenses provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under the Restated Certificate of Incorporation or Bylaws of the Company, Delaware law, any other statute, insurance policy, agreement, vote of stockholders of the Company or of the Board (or otherwise), both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that to the extent Indemnitee otherwise would have any greater right to indemnification and/or advancement of expenses under any provision of the Restated Certificate of Incorporation or the Bylaws of the Company, Indemnitee shall be deemed to have such greater right pursuant to this Agreement; and, provided, further, that to the extent that any change is made to the Delaware law (whether by legislative action or judicial decision), the Restated Certificate of Incorporation and/or the Bylaws that permits any greater right to indemnification and/or advancement of expenses than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right pursuant to this Agreement. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration, or repeal.

          (b) If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.


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


     18. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "Commission") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to principles of conflict of laws.

     20. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Delaware for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement.

     21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

     22. Modification; Survival. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the death, disability or incapacity of Indemnitee or the termination of Indemnitee's service as a director or officer of the Company and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


INDEMNITEE               Guess ?, Inc.


By:



Eleven additional identical Indemnification Agreements in the form above, dated August 13, 1996, were entered into between the Company and each of the following persons: Maurice Marciano, Paul Marciano, Armand Marciano, Francis
K. Duane, Edward Loseman, Nancy Shachtman, Terence Tsang, Michael Wallen, Glenn Weinman, Andrea Weiss, Roger Williams.

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